Exhibit 10.1

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of the       day of          , 201  , by and between Smith Electric Vehicles Corp., a Delaware corporation (the “Corporation”), and                      (“Indemnitee”).

WITNESSETH

WHEREAS, Indemnitee is an officer or director of the Corporation and, as such, is performing a valuable service for the Corporation;

WHEREAS, although Indemnitee has certain rights to indemnification under the Governing Documents (as defined below) and Delaware law, such Governing Documents and law specifically provide that they are not exclusive and thereby contemplate that the Corporation may enter into indemnification agreements with its directors and officers;

WHEREAS, the Corporation’s Board of Directors (the “Board”) has determined that the policy of the Corporation is to indemnify the Corporation’s directors and officers against Liabilities incurred while acting in their Official Capacity (each as defined below);

WHEREAS, the Board has determined that the foregoing indemnification policy is important to the recruitment and retention of qualified, competent directors and officers to serve the Corporation, and is therefore in the best interests of the Corporation; and

WHEREAS, the Corporation and Indemnitee desire to enter into this Agreement to provide Indemnitee additional rights to indemnification in consideration of Indemnitee’s service or continued service to the Corporation;

NOW, THEREFORE, in consideration of Indemnitee’s service or continued service to the Corporation in Indemnitee’s Official Capacity, and the promises and agreements contained herein, the Corporation and Indemnitee agree as follows:

1.             Agreement to Serve.  Indemnitee agrees to serve or continue to serve as a director or officer of the Corporation for so long as he or she is duly elected or appointed or until such time as his or her resignation or removal, as applicable, in accordance with the Governing Documents.

2.             Certain Definitions.  For purposes of this Agreement, the following definitions shall apply to the referenced words or terms:

(a)           “Change in Control” means that any one of the following apply:

(i)            the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then-outstanding shares of the Corporation’s common stock (the “Outstanding Corporation Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”).  For purposes of this paragraph (i), the following acquisitions by a Person will not constitute a Change in Control: (1) any acquisition directly from the Corporation; (2)

any acquisition by the Corporation; or (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled by the Corporation;

(ii)           Incumbent Directors cease for any reason to constitute at least a majority of the Board;

(iii)          the consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), unless following such Business Combination: (A) the Persons who were the beneficial owners, respectively, of the outstanding shares of the Corporation’s common stock and of the outstanding shares of the Corporation’s securities entitled to vote generally in the election of Directors (“Outstanding Voting Securities”) immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including a Person that as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions to one another as their ownership, immediately prior to such Business Combination of the Corporation’s outstanding common stock and Outstanding Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)          the approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation;

provided, that, notwithstanding the foregoing, the Corporation’s initial public offering of its common stock shall not constitute a Change in Control.

(b)           “Disinterested Directors” means the directors of the Corporation consisting of persons who are not at that time parties to the Proceeding for which indemnification or advancement of Expenses is being requested.

(c)           “D&O Insurance” means directors’ and officers’ liability insurance.

(d)           “Effective Date” means the closing date of the initial public offering of the Corporation’s common stock.

(e)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f)            “Expenses” means any and all costs and expenses (including all reasonable attorneys’ fees and retainers, and related disbursements, expert witness and advisory fees and related disbursements, and other out-of-pocket costs) actually and reasonably incurred or to be incurred in connection with (i) the investigation, defense or appeal of a Proceeding, (ii) serving as an actual or prospective witness in any matter arising out of, or in any way related to, a Proceeding, (iii) any voluntary or required interviews or depositions in connection with any Proceeding, and (iv) preparing for any of the foregoing.

(g)           “Governing Documents” means the Certificate of Incorporation and By-Laws of the Corporation, each as amended from time to time.

(h)           “Incumbent Director” means (i) a member of the Board as of the Effective Date, and (ii) any individual who becomes a director of the Corporation subsequent to the Effective Date whose election (or nomination for election) by the Corporation’s stockholders is approved by a vote of at least a majority of the Incumbent Directors (provided that Incumbent Directors then constitute a majority of the Board); provided, that any such individual described in clause (ii) whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (provided that Incumbent Directors then constitute a majority of the Board) will not be deemed an Incumbent Director.

(i)            “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past three years has been, retained to represent: (i) the Corporation (or any of its current directors or its or their affiliates as of the time such Independent Counsel is to be appointed hereunder) or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any Person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(j)            “Liabilities” means any and all obligations to pay judgments, settlements, fines, damages, whether compensatory, punitive or exemplary, or excise taxes levied by or under the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Service, in each case, arising out of a Proceeding.

(k)           “Official Capacity” means Indemnitee’s service as (i) an officer or director of the Corporation or (ii) an officer, director, trustee, fiduciary, employee or agent of any Other Enterprise at the request of the Corporation.

(l)            “Other Enterprise” means any corporation, partnership, joint venture, trust, employee benefit plan, or other entity or association of any kind or nature.

(m)          “Permitted Action” means any threatened, pending, actual or completed inquiry, investigation, action, suit, arbitration or other proceeding, whether civil, administrative, criminal, or any other type of proceeding whatsoever, including an appellate action of any kind, against the Corporation or any director or officer of the Corporation or any Other Enterprise brought by or on behalf of Indemnitee, alone or with others, (i) that the Corporation has joined in or to which the Board has consented to the initiation of; (ii) to enforce Indemnitee’s indemnification rights (whether under this Agreement, any D&O Insurance, the Governing Documents or applicable law) in connection with any other Proceeding in which Indemnitee actually incurs Liabilities or Expenses; (iii) that is instituted after a Change in Control (other than a Change in Control approved by a majority of the Incumbent Directors) and Independent Counsel, which shall be selected in accordance with Section 8(b)(iii), has approved its initiation; or (iv) that is otherwise required to be brought under applicable law.

(n)           “Person” means any individual, entity (whether incorporated or unincorporated or for or not for profit) or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(o)           “Proceeding” means any threatened, pending, actual or completed inquiry, investigation, action, suit, arbitration or other proceeding, whether civil, administrative, criminal, or any other type of proceeding whatsoever, including an appellate action of any kind, brought by (i) the Corporation (or brought on behalf of the Corporation, including a derivative action) against or involving Indemnitee by reason of, or in any way related to, Indemnitee’s Official Capacity; (ii) Indemnitee, but only to the extent such inquiry, investigation, action, suit, arbitration or other proceeding is a Permitted Action; or (iii) any third party against or involving Indemnitee by reason of, or in any way related to, Indemnitee’s Official Capacity; in each case, whether or not the basis for the Proceeding is alleged action or inaction by Indemnitee in Indemnitee’s Official Capacity.

3.             Indemnification.

(a)           Subject only to the provisions of Sections 6, 7 and 8 of this Agreement, the Corporation shall hold harmless and indemnify Indemnitee from and against any and all Expenses and Liabilities actually and reasonably incurred by Indemnitee to the fullest extent permitted by Delaware law.

(b)           If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for any portion of Expenses or Liabilities incurred in connection with any Proceeding, but not for all of the Expenses or Liabilities incurred in connection with such Proceeding, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses and Liabilities to which Indemnitee is entitled.

4.             Indemnification of Expenses of Successful Party.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is a party to and has been successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified to the fullest extent permitted by Delaware law against all Expenses actually and reasonably incurred by Indemnitee in connection therewith.  Without limiting the foregoing, if any Proceeding or any claim, issue or matter therein is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by Indemnitee, and (iv) an adjudication that Indemnitee failed to meet the standards of conduct set forth in Section 6(b)(v) (provided that such adjudication need not specifically reference this Agreement or such Section), Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.  The Corporation acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty.

5.             Advancement of Expenses.

(a)           Subject to Section 8, if so requested by Indemnitee, the Corporation shall advance to Indemnitee the Expenses reasonably and actually incurred by Indemnitee (which, for the avoidance of doubt, need not have already been paid by Indemnitee).  Such advance or advances shall be made within sixty (60) days of Indemnitee furnishing the Corporation a request therefor in accordance with Section 5(b) below.

(b)           Indemnitee’s request for advancement of Expenses shall be in writing and shall be accompanied by or include:

(i)            a written undertaking by or on behalf of Indemnitee (which need not be secured) to repay all or a portion of the amounts advanced, if it shall be determined by a final adjudication of a court or administrative agency having jurisdiction in the matter that Indemnitee is not entitled to indemnification by the Corporation with respect to all or a portion of the advanced Expenses; and

(ii)           a written affirmation, personally signed by or on behalf of Indemnitee, of his or her good faith belief that (A) he or she conducted himself or herself in good faith, (B) he or she reasonably believed his or her conduct giving rise to the Proceeding for which such request relates was in the best interests of the Corporation, if Indemnitee was acting in his or her Official Capacity, or in all other cases, was not opposed to the best interests of the Corporation, (C) such conduct was not knowingly fraudulent, false, or dishonest, (D) such conduct did not constitute knowing misconduct, (E) in a criminal action or proceeding, he or she did not have reasonable cause to believe such conduct was unlawful and (F) he or she is not liable for profits made from the purchase or sale by Indemnitee of securities of the Corporation pursuant to the provisions of Section 16(b) of the Exchange Act or any similar provisions of any federal, state or local law.

(c)           All Expense advances pursuant to this Section 5 are deemed to be an obligation of the Corporation to Indemnitee hereunder and shall in no event be deemed a personal loan.

6.             Limitations on Indemnification and Advancement of Expenses.

(a)           Indemnitee understands and agrees that with respect to certain liabilities incurred under the Securities Act of 1933, as amended, the Corporation’s obligations hereunder may be subject to undertakings contained in various registration statements filed by it pursuant to such Act, as those undertakings relate to the possible need for court review of indemnification for such liabilities.

(b)           The Corporation will not hold Indemnitee harmless or provide indemnification or advancement of Expenses:

(i)            if Indemnitee has been, other than pursuant to this Agreement, indemnified by the Corporation or other Person, whether pursuant to any D&O Insurance or other insurance purchased and maintained by the Corporation or any Other Enterprise or otherwise, but only to the extent of such indemnification;

(ii)           if the inquiry, investigation, action, suit, arbitration or other proceeding for which Indemnitee seeks indemnification or Expense advancement is not a Proceeding;

(iii)          in respect of remuneration paid to Indemnitee if it shall be determined by a final adjudication of a court having jurisdiction in the matter that the payment of such remuneration was in violation of applicable law;

(iv)          on account of any suit for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation pursuant to Section 16(b) of the Exchange Act, or similar provisions of any federal, state or local law;

(v)           on account of Indemnitee’s conduct if it is finally adjudged by a court or administrative agency having jurisdiction in the matter, or is admitted by Indemnitee, that such conduct (A) was in bad faith, (B) was not reasonably believed by Indemnitee to be in the best interests of the Corporation, if Indemnitee was acting in his or her Official Capacity, or, in all other cases, was not opposed to the best interests of the Corporation, (C) was knowingly fraudulent, false or dishonest, (D) constituted knowing misconduct, or (E) in a criminal action or proceeding, constituted conduct that Indemnitee had reasonable cause to believe was unlawful;

(vi)          if it shall be determined by a final adjudication of a court or administrative agency having jurisdiction in the matter that such indemnification is not lawful; or

(vii)         with respect to any matters related to the employer-employee relationship between the Corporation and Indemnitee, if any, including the continuation or termination thereof, or any salary, bonus, benefits or other compensation matters.

7.             Notification to Corporation by Indemnitee of a Proceeding; Defense of Proceeding other than Permitted Action by Corporation.

(a)           Promptly after receipt by Indemnitee of notice of the commencement of a Proceeding, Indemnitee shall, if a claim for indemnification with respect thereto is to be made by Indemnitee against the Corporation under this Agreement, or otherwise, notify the Corporation of such Proceeding; provided, however, that any omission to notify the Corporation will not relieve the Corporation from any liability which it may have to Indemnitee under this Agreement.

(b)           With respect to a Proceeding of which the Corporation has notice pursuant to Section 7(a) or otherwise:

(i)            Except as otherwise provided below, the Corporation may, alone or jointly with any other indemnifying party, assume the defense thereof, with counsel selected by the Corporation.  Except as otherwise provided in paragraph (ii) below, from and after the Corporation’s assumption of the defense of the Proceeding, the Corporation will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding.

(ii)           Indemnitee shall have the right to employ Indemnitee’s own counsel in the defense of the Proceeding, but the fees and expenses of such counsel incurred after the Corporation has assumed the defense of such Proceeding shall be at the expense of Indemnitee unless (A) the employment of counsel by Indemnitee has been authorized by a majority of the Disinterested Directors, excluding Indemnitee (if Indemnitee otherwise would constitute a Disinterested Director), (B) Indemnitee shall have reasonably concluded that there exists an actual or potential conflict of interest between the Corporation and Indemnitee in the conduct of the defense of the Proceeding, and such conclusion is supported by an opinion of counsel, or (C) the Corporation shall not in fact have timely employed counsel to assume the defense of the Proceeding, in each of which cases, subject to the limitations of Section 6, the Expenses of Indemnitee shall be advanced by the Corporation pursuant to Section 5 and indemnified pursuant to Section 3.

(c)           The Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Corporation’s prior written consent, which consent shall be determined by majority vote of the Disinterested Directors; provided, however, that if (i) a Change in Control has occurred (other than a Change in Control approved by a majority of the Incumbent Directors) or (ii) there do not then exist any Disinterested Directors, the Corporation shall be liable for indemnification of Indemnitee for amounts paid in settlement if Independent Counsel, which shall be selected in accordance with Section 8(b)(iii), has approved the settlement.  The Corporation also shall not be liable to indemnify Indemnitee under this Agreement with regard to any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; however, the Corporation’s liability hereunder shall not be excused if participation in the Proceeding by the Corporation was barred by this Agreement.  The Corporation will not, without the prior written consent of Indemnitee, effect any settlement of any threatened or pending claim in a Proceeding unless such settlement solely involves the payment of money and includes an unconditional release of the Indemnitee from all liability in connection with such claim.  Neither the Corporation nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

8.             Procedure for Indemnification.

(a)           In order to obtain indemnification or advancement of Expenses pursuant to this Agreement, Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification or advancement of Expenses.  In the case of a request for Expense advancement pursuant to Section 5, Indemnitee also shall submit to the Corporation the documents required under Section 5(b).  The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.  Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Corporation, or to provide such a request in a timely fashion, shall not relieve the Corporation of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Corporation.

(b)           Any such indemnification or advancement of Expenses shall be made promptly, and in any event within sixty (60) days after receipt by the Corporation of the written request of Indemnitee, upon a determination of the Board within such sixty (60)-day period that such indemnification or advancement of Expenses is required hereunder.  Such determination shall be made in each instance (at the Board’s election):

(i)            by a majority vote of the Disinterested Directors, even if the Disinterested Directors constitute less than a quorum of the Board;

(ii)           by a majority vote of a committee of two or more Disinterested Directors that is designated by a majority vote of the Disinterested Directors, even if the Disinterested Directors constitute less than a quorum of the Board;

(iii)          by Independent Counsel, in a written opinion to the Board (a copy of which shall be provided to Indemnitee), appointed by (x) a majority vote of the Disinterested Directors, even if the Disinterested Directors constitute less than a quorum of the Board, (y) a majority vote of a committee of two or more Disinterested Directors that is designated by a majority vote of the Disinterested Directors, even if the Disinterested Directors constitute less than a quorum of the Board, or (z) if no Disinterested Directors exist, a majority vote of the full Board; or

(iv)          by a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders that are not at that time parties to the Proceeding;

provided, that following a Change in Control, such determination shall be made by Independent Counsel selected in accordance with Section 8(b)(iii).

The Company shall provide Indemnitee with written notice of any appointment of Independent Counsel pursuant to Section 8(b)(iii) promptly following such appointment.  Following a Change in Control, Indemnitee may, within 10 days after such written notice of appointment shall have been given, deliver to the Company a written objection to such appointment; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  If a written objection is properly and timely made and substantiated, (x) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit, and (y) the Company may, at its option, select an alternative Independent Counsel in accordance with Section 8(b)(iii) and give written notice to Indemnitee advising Indemnitee of such selection, in which case the provisions of the two immediately preceding sentences and clause (x) of this sentence shall apply to such subsequent selection and notice.  The provisions of clause (y) of the immediately preceding sentence shall apply to successive alternative selections.

9.             Maintenance of D&O Insurance. To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms.  If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Corporation has D&O Insurance in effect, the Corporation shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

10.           Cooperation of Indemnitee.  Indemnitee shall cooperate with the Person or Persons making the determination on behalf of the Corporation with respect to Indemnitee’s entitlement to indemnification under this Agreement, including providing any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and relevant to such determination.  Any costs and expenses (including reasonable attorneys’ fees and disbursements) actually and reasonably incurred by Indemnitee in providing such cooperation shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification).

11.           Certain Presumptions.  The right to indemnification or advancement of Expenses as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 8; provided, however, such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days in the case the Board or a committee thereof is making such determination, if the Person or Persons making the determination decide in good faith that additional time is required for obtaining or evaluating documentation or other relevant information.  In any suit by Indemnitee to enforce his or her rights under this Agreement, the termination of a proceeding by a judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that Indemnitee did not act in good faith, did not meet a particular standard of conduct, did not have any particular belief, or that a court has determined that indemnification is not permitted by applicable law.  For purposes of any determination of good faith, Indemnitee shall be presumed to have acted in good faith if he or she relied on information, opinions, reports or statements, including financial statements or other financial data prepared or presented by one or more officers or employees of the Corporation whom Indemnitee reasonably believes to be reliable and competent in the matters presented or by legal counsel, public accountants or other Persons as to matters Indemnitee reasonably believes are within the Person’s professional or expert competence; provided, however, Indemnitee shall not be presumed to be acting in good faith if he or she has actual knowledge concerning the matter in question that makes such reliance unwarranted.  Indemnitee’s conduct with respect to an employee benefit plan for a purpose Indemnitee reasonably believes to be in the interests of the participants in, and beneficiaries of, such plan shall be deemed conduct not opposed to the Corporation’s best interests.

12.           No Obligation to Continuation of Indemnitee’s Official Capacity.

(a)           The Corporation expressly confirms and agrees that it has entered into this Agreement, and assumed the obligations imposed on the Corporation in this Agreement, in order to induce Indemnitee to serve or continue to serve the Corporation in Indemnitee’s Official Capacity, and acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve in such Official Capacity.  The rights to indemnification and advancement of Expenses created by or provided pursuant to this Agreement are bargained-for conditions of Indemnitee’s acceptance or maintenance of Indemnitee’s Official Capacity with the Corporation.

(b)           Indemnitee agrees that neither the terms of this Agreement, nor the rights and benefits conferred on the Corporation, any Other Enterprise or Indemnitee under this Agreement, prohibit, limit or in any way restrict the Board or any officer of the Corporation with the requisite authority from (i) seeking Indemnitee’s resignation from his Official Capacity with the Corporation or any Other Enterprise, (ii) removing, or seeking the removal of Indemnitee from his Official Capacity with the Corporation or any Other Enterprise, or (iii) declining to re-nominate or re-engage Indemnitee for his Official Capacity with the Corporation or any Other Enterprise, nor shall this Agreement be construed or interpreted as creating a contract of employment or other engagement with Indemnitee.

(c)           The Corporation agrees that neither the terms of this Agreement, nor the rights and benefits provided to Indemnitee under this Agreement, prohibit, limit, or restrict in any way, Indemnitee’s rights to resign Indemnitee’s Official Capacity with the Corporation or any Other Enterprise at any time subsequent to the execution of this Agreement.

13.           Subsequent Amendments.  No amendment, termination or repeal of any provision of the Governing Documents, or any respective successors thereto, or of any relevant provision of any applicable law, unless in the case such amendment or change in law permits the Corporation to provide broader indemnification rights than were permitted prior thereto, shall affect or diminish in any way the rights of Indemnitee to indemnification, or the obligations of the Corporation, arising under this Agreement, whether the alleged actions or conduct of Indemnitee giving rise to the necessity of such indemnification arose before or after any such amendment, termination or repeal.

14.           Non-Exclusivity. The rights to indemnification and advancement of Expenses provided to Indemnitee pursuant to this Agreement shall not be deemed exclusive of any other rights of indemnification or advancement of Expenses to which Indemnitee may be entitled under any statute, common law, other agreement, the Governing Documents, a vote of stockholders or disinterested directors, insurance policy or otherwise, both as to actions in Indemnitee’s Official Capacity, and as to actions in any other capacity while holding Indemnitee’s Official Capacity with the Corporation or any Other Enterprise, and shall not limit in any way any right the Corporation may have to create additional or independent or supplementary indemnity obligations for the benefit of Indemnitee.

15.           Severability. Each of the provisions of this Agreement is a separate and distinct agreement independent of the others, and if any provision of this Agreement or the application of any provision hereof to any Person or circumstance is held invalid illegal or unenforceable by a final judgment of a court, administrative agency or arbitration panel, having jurisdiction of the matter, for any reason whatsoever, the remaining provisions of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby.  The parties hereto expressly agree that any provision hereof that is determined to be invalid, illegal or unenforceable shall be construed and modified by the court, administrative agency or arbitration panel finding such provision invalid, illegal or unenforceable to the extent necessary so as to render such provision valid and enforceable as against all Persons to the maximum extent permitted by law.

16.           Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of Delaware without regard to its conflict of law rules that would refer resolution of any dispute hereunder to the substantive laws of another jurisdiction.

17.           Consent to Jurisdiction and Venue. The Corporation and Indemnitee hereby irrevocably (i) agree that any action or proceeding arising out of or in connection with this Agreement and, with respect to Indemnitee, arising out of or in connection with service in his or her Official Capacity, shall be brought only in the Chancery Court of the State of Delaware (the “Chancery Court”), (ii) consent to submit to the exclusive jurisdiction of the Chancery Court for purposes of any such action or proceeding, (iii) waive any objection to the venue of any such action or proceeding in the Chancery Court, and (iv) waive, and agree not to plead or make, any claim that any such action or proceeding brought in the Chancery Court has been brought in an inconvenient or improper forum.

18.           Notices.

(a)           All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) on the date of receipt if personally delivered to, and receipted for by, the intended receiving party, or an authorized representative of the intended receiving party, (ii) if mailed by certified or registered mail, postage prepaid, within the United States, on the third business day after the date on which it is mailed, (iii) if delivered by reputable overnight courier, on the date of delivery evidenced by such carrier, or (iv) if transmitted by facsimile machine, on the date of receipt indicated by recipient’s facsimile machine.

(b)           Such notices shall be given as follows:

(i)            If to Indemnitee to the following address or facsimile number, or such other address or facsimile number as Indemnitee may furnish in writing:

[Address]

Facsimile No:

(ii)           If to the Corporation to:

Smith Electric Vehicles Corp.

12200 N.W. Ambassador Drive Suite 326

Kansas City, MO 64163

Facsimile No.:  816-464-0510

Attention:  Secretary and General Counsel

19.           Modification; Waiver; Survival. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing and signed by both parties hereto.  No waiver of any provisions of this Agreement shall be binding unless executed in writing by the party making the waiver.  Subject to Section 20, this Agreement shall continue in effect during the period Indemnitee serves in an Official Capacity and shall continue until the final disposition of all Proceedings, whether or not such Proceedings are instituted prior to Indemnitee ceasing to serve in an Official Capacity.

20.           Period of Limitations. No Proceeding shall be brought by or in the right of either party hereto against the other after the expiration of three (3) years from the date of accrual of the cause of action giving rise to the Proceeding, and any such cause of action of such party shall be extinguished and deemed released unless asserted by the timely bringing of a Proceeding within such three (3) year period; provided, however, that if any shorter period of limitations is otherwise applicable to such cause of action, such shorter period shall govern.

21.           Subrogation. In the event of payment of Expenses or Liabilities pursuant to this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee against any Person.  Indemnitee shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring a Proceeding to enforce such rights.

22.           Binding Effect; Successors. This Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the Corporation, Indemnitee, and their respective successors in interest, including with respect to the Corporation, succession by purchase, merger, consolidation, or sale of substantially all of the business or assets of the Corporation, and with respect to Indemnitee, his or her spouse, heirs, legal representatives, guardians, conservators, estate, executors, administrators and trustees, as the case may be.  The Corporation shall require and cause any successor entity to all or substantially all of the business or assets of the Corporation, by written agreement to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform this Agreement if no succession had taken place.

23.           Descriptive Headings; Certain Interpretations.

(a)           The descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

(b)           Except as otherwise expressly provided in this Agreement or as the context otherwise requires, the following rules of interpretation apply to this Agreement:  (i) the singular includes the plural and the plural includes the singular; (ii) “or” is used in the inclusive sense (and/or) and the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”; (iii) a reference in this Agreement to a Section is to the referenced Section of this Agreement; and (iv) “hereunder,” “hereof,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision.

24.           Prior Agreements; Conflict With Governing Documents. This Agreement supersedes and replaces any other agreement among the parties executed prior to the date of this Agreement with respect to the subject matter hereof.  To the fullest extent permitted by law, in the event of a conflict between the terms of this Agreement and the terms of the Governing Documents, the terms of this Agreement shall prevail.

25.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original.  Delivery of an executed counterpart of a signature page of this Agreement (and each amendment, modification and waiver in respect of it) by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart of each such instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and affixed their signatures hereto as of the date first above written.

INDEMNITEE:

Signature:

Printed Name:

SMITH ELECTRIC VEHICLES CORP.
a Delaware corporation

By:
Name:
Title: